F I L E D
                              IN THE OFFICE OF THE
                            SECRETARY OF STATE OF THE
                                 STATE OF NEVADA
                                   OCT 18 1971
                        JOHN KOONTZ - SECRETARY OF STATE
                                 /S/ JOHN KOONTZ
                                   NO. 2817-51

  1     ARTICLES  OF  INCORPORATION

  2     OF

  3     MISTER  LAS  VEGAS.

  4     KNOW  ALL  MEN  BY  THESE  PRESENTS:

  5     That  we,  the  undersigned,  have  this  day  voluntarily

  6     associated  ourselves  together  for  the  purpose  of  forming  a

  8     hereby  state  and  certify:

  9     FIRST:  That  the  name  of  said  corporation  shall  be  as

 10     follows:  MISTER  LAS  VEGAS.

 11     SECOND:  That  the  purpose  and  objects  for  which  this

 12     corporation  is  formed  to  engage  in  and  carry  out  any  lawful

 13     activity,  subject  to  expressed  limitations,  if  any.

 14     THIRD:  That  the  location  of  the  principal  office  of

 15     this  corporation,  within  the  State  of  Nevada,  is  Suite  500,

 16     302  E.  Carson,  Las  Vegas,  Nevada,  and  that  the  Resident  Agent

 17     in  charge  thereof  is  THOMAS  L.  PURSEL,  ESQ.

 18     FOURTH:  That  the  total  authorized  capital  stock  of

 19     this  corporation  is  ONE  HUNDRED  THOUSAND  ($100,000)  DOLLARS

 20     divided  into  ONE  MILLION  (1,000,000)  shares  of  common  stock  of

 21     the  per  value  of  TEN  (10(cent))  CENTS  per  share.

 22     FIFTH:  That  the  capital  stock  of  this  corporation

 23     shall  not  be  subject  to  assessment.

 24     SIXTH:  The  members  of  the  governing  board  shall  be

 25     styled  Directors,  and  the  number  of  such  Board of Directors shall

 26     consist  of  three  and  the  names  and  addresses  of  the first board

 27     of  Directors  who  will  serve  as  such  until  their  successor  are

 28     appointed  or  elected  are:

 29     WILLARD  J.  HACHT-Suite  500,  302  E.  Carson,  Las  Vegas,  Nevada

 30     MILDRED  L.  HACHT-Suite  500,  302  E.  Carson,  Las  Vegas,  Nevada

 31     THOMAS  L.  PURSEL-Suite  500,  302  E.  Carson,  Las  Vegas,  Nevada

  1     SEVENTH:  The  name  and  addresses  of  each  of  the  incor-

  2     porators  signing  the  Articles  of  Incorporation,  are:

  3     WILLARD  J.  HACHT     Suite  500,  302  E.  Carson
                               Las  Vegas,  Nevada
  4
                    THOMAS L. PURSEL  Suite 500, 302 E. Carson
  5                                   Las  Vegas,  Nevada

  6     KAREN  F.  CAESAR       Suite  500,  302  E.  Carson
                                Las  Vegas,  Nevada
  7

  8     EIGHTH:  That  this  corporation  shall  have  perpetual  9 existence.

 10     IN  WITNESS  WHEREOF,  the  undersigned  incorporators  have

 11     executed  these  Articles  of  Incorporation  this  8TH  day  of

 12     September,  1971.

 13     /S/  WILLARD  J.  HACHT
        -----------------------

        WILLARD  J.  HACHT
 14
        /S/  THOMAS  L.  PURSEL
        -----------------------

 15     THOMAS  L.  PURSEL

 16     /S/  KAREN  F.  CAESAR
        ----------------------

        KAREN  F.  CAESAR
 17

 18     STATE  OF  NEVADA  )
            )  SS:
 19     COUNTY  OF  CLARK  )

 20     On  this  8TH  day  of  September,  1971,  before  me,  a

 21     Notary  Public  in  and  for  the  County  and  State,  personally

 22     appeared  WILLARD  J.  HACHT,  THOMAS  L.  PURSEL,  and  KAREN  F.

 23     CAESAR,  known  to  me  to  be  the  persons  described  in  and  who

 24     executed  the  foregoing  Articles  of  Incorporation,  who  acknow-

 25     ledged  to  me  that  they  executed  the  same  freely  and voluntarily

 26     and  for  the  uses  and  purposes  therein  mentioned.

 27     IN  WITNESS  WHEREOF,  I  have  hereunto  set  my  hand  and

 28     affixed  my  official  seal.

 29     /S/  JACK  J.  PURSEL
        ---------------------

 30     SEAL     Notary  Public  -  State  of  Nevada
                                    CLARK  COUNTY
 31                                 JACK  J.  PURSEL
                                    My  commission  expires  Jan.  17,  1975
 32